LETTER FROM AUDITOR PURSUANT TO RULE 12b-25(c) (on letterhead):



Dohan and Company                               Telephone:  (305) 274-1366
Certified Public Accountants                    Facsimilie: (305) 274-1368
(A Professional Association)
7700 North Kendall Drive, #200
Miami, FL 33156-7584



August 28, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20548

Ladies and Gentlemen:

Our report of the examination of the audited financial statements of VentureNet Capital Group, Inc. as of May 31, 2001, cannot be issued by the required filing date of Form 10-KSB, because we have not received the financial information necessary to perform our procedures.


Very Truly Yours,


/s/  Steven H. Dohan, CPA
     --------------------
     Dohan and Company, CPA's



cc: VentureNet Capital Group, Inc.



Member:

Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants
Private Companies and SEC Practice Sections
SC Accounting Group International
Offices in Principal Cities